Exhibit 24.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-18279, 33-46981, 33-34045, 33-26681 and
2-80908) of Meridian Medical Technologies, Inc. of our report date October 27, 1997 appearing under Item 8 of the Annual Report of Form 10-K of Meridian Medical Technologies, Inc. for year ended July 31, 1997.


/s/ PRICE WATERHOUSE LLP

Washington, DC
October 28, 1997